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                                  EXHIBIT 23.1
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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement and the related Prospectus of Meridian Industrial Trust, Inc. on Form S-3 filed with the Securities and Exchange Commission on or about December 10, 1997 of our report dated February 5, 1997 included in Meridian Industrial Trust, Inc.'s Form 10-K for the year ended December 31, 1996, and our reports dated June 30, 1997 on the Prudential Property Transaction for the year ended December 31, 1996; on the Ameritech Property Transaction-- Group A Properties for the years ended December 31, 1996, 1995 and 1994; on the Ameritech Property Transaction--Group B Properties for the years ended December 31, 1996 and 1995; on the Ameritech Property Transaction--Group C Properties for the year ended December 31, 1996; on the Acquired Properties for the year ended December 31, 1996, and our report dated July 16, 1997 on the Portfolio Acquisitions for the year ended December 31, 1996 all included in Meridian Industrial Trust, Inc.'s Form 8-K filed October 9, 1997, Form 8-K filed October 15, 1997, and Form 8-K filed November 6, 1997, all as amended.


                                          Arthur Andersen LLP


San Francisco, California
December 10, 1997